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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of Cognizant Corporation and subsidiaries ("Cognizant") as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in Cognizant's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
June 1, 1998